UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2023

REMSLEEP HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53450	47-5386867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14175 Icot Boulevard, Suite 300

Clearwater, Florida 33760

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 813-367-3855

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K of Remsleep Holdings, Inc. (the “Company”), filed on 12 July 2023 (the “Original Form 8-K”). The Original Form 8-K reported the departure of Russell Bird as a director and officer of the Company. The purpose of this Amendment is to disclose that Mr. Bird’s resignation was voluntary and solely for health reasons and an extended illness. No other changes have been made to the Original Form 8-K.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Russell Bird voluntarily resigned all positions in and with Remsleep Holdings, Inc. (the “Company”) effective 01 June 2023. Mr. Bird stated that the reason for his resignation was due solely to an extended illness and for concerns about his health. Mr. Bird’s resignation included, without limitation, his service as an officer and Chairman of the Board of the Company. In connection with his decision, Mr. Bird advised that he had no disagreements with the Company. The Board expresses its gratitude to Mr. Bird for his years of service to the Company and contributions to the Board, and wishes him continued good health and good fortune in his future endeavors.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 14 July 2023	REMSLEEP HOLDINGS, INC.

	BY:	/S/ THOMAS J. WOOD
Thomas J. Wood,
Chief Executive Officer